SUB-ITEM 77I

Re-designation of Share Class

MFS Absolute Return Fund, MFS Blended Research Growth Equity Fund, MFS Blended Research Small Cap Equity Fund, MFS Blended Research Value Equity Fund, MFS Emerging Markets Equity Fund, MFS International Growth Fund, and MFS International Value Fund, each a series of MFS Series Trust X (the "Trust"), re-designated Class R5 shares as Class R6 shares effective August 26, 2016, as described in the supplement to each Fund's then current prospectus as filed with the Securities and Exchange Commission via EDGAR on June 28, 2016 under Rule 497 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Blended Research Mid Cap Equity Fund, a series of the Trust, re-designated Class R5 shares as Class R6 shares effective August 26, 2016 as described in the prospectus contained in Post-Effective Amendment No. 122 to the Registration Statement of the Trust (File Nos. 33-1657 and 811-4492) as filed with the Securities and Exchange Commission via EDGAR on August 16, 2016 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Termination of Share Classes

MFS International Diversification Fund, a series of MFS Series Trust X (the "Trust"), terminated Class 529A shares, Class 529B shares and Class 529C shares, as described in the Amendment dated July 29, 2016 to the Declaration of Trust of the Trust.